Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 11, 2019, Hawk Parent Holdings LLC (“Repay”) and Thunder Bridge Acquisition Ltd. (“Thunder Bridge”) announced the consummation of the transactions contemplated by pursuant to pursuant to a Second Amended and Restated Agreement and Plan of Merger dated effective as of January 21, 2019 (as amended or supplemented from time to time, the “Merger Agreement”) among Thunder Bridge, Repay and certain other parties (such transactions, the “Business Combination”). In connection with the closing of the Business Combination, the registrant changed its name from Thunder Bridge Acquisition Ltd. to Repay Holdings Corporation (the “Company”).

Refer to the definitive proxy statement/prospectus filed by Thunder Bridge on June 24, 2019 (the “Proxy Statement/Prospectus”) for further details, including capitalized terms not otherwise defined in the this Current Report on Form 8-K.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2019 combines the historical balance sheet of Thunder Bridge as of March 31, 2019 and the historical consolidated balance sheet of Repay as of March 31, 2019, giving effect to the Business Combination as described below on a pro forma basis as if it had been completed on March 31, 2019. The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 combines the historical consolidated statement of operations of Thunder Bridge for the three months ended March 31, 2019 and the year ended December 31, 2018 with the historical consolidated statement of operations of Repay for the three months ended March 31, 2019 and the year ended December 31, 2018, giving effect to the Business Combination as described on a pro forma basis as if it had been completed on January 1, 2018. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Thunder Bridge,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Repay”, and the following historical financial statements and accompanying notes of Thunder Bridge and Repay, which are included elsewhere in this Current Report on Form 8-K or in the Proxy Statement/Prospectus:

●	Thunder Bridge’s unaudited financial statements as of and for the three months ended March 31, 2019 and the related notes;

●	Repay’s unaudited consolidated financial statements as of and for the three months ended March 31, 2019 and the related notes;

●	Thunder Bridge’s audited financial statements as of and for the year ended December 31, 2018 and the related notes; and

●	Repay’s audited consolidated financial statements as of and for the year ended December 31, 2018 and the related notes.

On January 21, 2019, Thunder Bridge and Repay entered into the Merger Agreement. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the Closing, (a) Thunder Bridge effected the Domestication from the Cayman Islands to become a Delaware corporation and (b) Merger Sub merged with and into Repay, with Repay continuing as the surviving entity and becoming a subsidiary of the Company (with Thunder Bridge receiving limited liability company interests in Repay as the surviving entity and becoming the managing member of the surviving entity). In connection with the Domestication and simultaneously with the completion of the Business Combination, Thunder Bridge changed its corporate name to “Repay Holdings Corporation”. At the effective time of the Business Combination, all outstanding securities of Repay converted into the right to receive the Merger Consideration, and all of the outstanding securities of Thunder Bridge converted into outstanding securities of the Company.

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the Company’s operating results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Company upon completion of the Business Combination. The pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements and described in the notes thereto reflect, among other things, the completion of the Business Combination and the other transactions contemplated by the Merger Agreement, including issuance of indebtedness and the issuance of shares of common stock in connection with the PIPE Financing to finance the completion of the Business Combination, issuance of cash and equity consideration as part of the Merger Consideration, transactions costs in connection with the Business Combination, the cash required for the Warrant Cash Payment made to the Public Warrant Holders and the impact of the accounting and tax effect of pro forma adjustments at the estimated effective income tax rate applicable to such adjustments.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provisions of ASC 805 on the basis of Thunder Bridge as the accounting acquirer. Accordingly, the purchase price is allocated to the underlying assets acquired and liabilities assumed based on their estimated fair values as of the closing of the Business Combination, with any excess purchase price allocated to goodwill. Thunder Bridge has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of Thunder Bridge based on the information currently available and are subject to change once additional analyses are completed.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the Business Combination occurred on the dates indicated or the future results that the Company will experience. The unaudited pro forma condensed combined financial information is not necessarily indicative of results as of or for periods after March 31, 2019. Repay and Thunder Bridge have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

In addition, the pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements. The Company will incur additional costs after the Business Combination in order to satisfy its obligations as a reporting public company. In addition, the 2019 Equity Incentive Plan for employees, officers and directors was adopted in connection with the Business Combination. No adjustment to the unaudited pro forma statement of operations has been made for these items as they are not directly related to the Business Combination and/or such amounts are not yet known.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2019
(UNAUDITED)

	As of March 31, 2019				As of March 31, 2019			As of March 31, 2019
	Thunder Bridge (Historical)	Repay (Historical)	Pro Forma Adjustments for PIPE Financing		As Adjusted for PIPE Financing	Pro Forma Adjustments for Business Combination		Combined Pro Forma
ASSETS
Cash and cash equivalents	$159,379	$12,722,640	135,000,000	(a)	$147,882,019	$192,266,915	(b)	$57,401,514
						69,608,206	(c)
						(267,312,185	)(d)
						(46,343,441	)(e)
						(38,700,000	)(f)
Accounts receivable	—	7,325,985			7,325,985	—		7,325,985
Prepaid expenses and other	89,075	869,335			958,410			958,410
Property, plant and equipment, net	—	1,219,757			1,219,757	—		1,219,757
Intangible assets, net of amortization	—	67,377,051			67,377,051	233,622,949	(g)	301,000,000
Goodwill	—	119,529,202			119,529,202	218,521,299	(g)	338,050,501
Restricted cash	—	6,778,420			6,778,420	—		6,778,420
Cash and marketable securities held in Trust Account	264,776,505	—			264,776,505	(264,776,505	)(b)	—
Total assets	$265,024,959	$215,822,390	$135,000,000		$615,847,349	$96,887,238		$712,734,587

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$1,334,005	$8,795,297			$10,129,302	5,908,150	(i)	$16,037,452
Current maturities of long-term debt	—	4,900,000			4,900,000	(650,000	)(c)	4,250,000
Current portion of tax receivable agreement obligations					—	3,352,022	(h)	3,352,022
Long-term debt, net of current maturities	—	84,692,055			84,692,055	75,191,151	(c)	159,883,206
Line of credit	—	3,500,000			3,500,000	(3,500,000	)(c)	—
Other liabilities		16,864			16,864	62,248,607	(h)	62,265,471
Deferred underwriting fee payable	9,690,000	—			9,690,000	(9,690,000	)(e)	—
Total liabilities	11,024,005	101,904,216	—		112,928,221	132,859,930		245,788,151
Ordinary shares subject to possible redemption	249,000,953	—			249,000,953	(249,000,953	)(b)	—

Shareholders’ equity
Members’ equity	—	113,918,174			113,918,174	(113,918,174	)(j)	—
Preferred shares, $0.0001 par value	—	—			—			—
Class A ordinary shares, $0.0001 par value	153	—			153	(1,878	)(k)	—
						1,725	(b)
Class B ordinary shares, $0.0001 par value	645	—			645	(411	)(k)	—
						(234	)(l)
Class A common stock, $0.0001 par value	—	—	1,350	(a)	1,350	2,289	(k)	3,639
Additional paid in capital	2,963,433	—	134,998,650	(a)	137,962,083	176,489,638	(b)	288,051,955
						(38,700,000	)(f)
						234	(l)
						12,300,000	(n)
Retained earnings (accumulated deficit)	2,035,770	—			2,035,770	(36,653,441	)(e)	(41,958,766)
						(1,432,945	)(c)
						(5,908,150	)(i)
Total Repay Holdings Corporation Shareholders’ equity	5,000,001	113,918,174	135,000,000		253,918,175	(7,821,347)		246,096,828
Equity attributable to noncontrolling interests					—	220,849,608	(m)	220,849,608
Total liabilities and shareholders’ equity	$265,024,959	$215,822,390	$135,000,000		$615,847,349	$96,887,238		$712,734,587

See accompanying notes to the unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2019
(UNAUDITED)

	For the three months ended March 31, 2019					For the three months ended March 31, 2019				For the three months ended March 31, 2019
	Thunder Bridge (Historical)	Repay (Historical)	Pro Forma Adjustments for PIPE Financing			As Adjusted for PIPE Financing	Pro Forma Adjustments for Business Combination			Combined Pro Forma
Revenue
Processing and service fees	$—	$24,321,401	$			$24,321,401	$			$24,321,401
Interchange and network fees	—	14,927,193				14,927,193				14,927,193
Total revenue	—	39,248,594		—		39,248,594		—		39,248,594

Expenses
Interchange and network fees	—	14,927,193				14,927,193				14,927,193
Cost of services	—	6,417,180				6,417,180				6,417,180
Selling, general and administrative	1,004,234	8,676,634				9,680,868				9,680,868
Depreciation and amortization	—	2,914,328				2,914,328		8,332,218	(aa)	11,246,546
Change in fair value of contingent consideration	—	—				—		577,356	(bb)	577,356
Total operating expenses	1,004,234	32,935,335		—		33,939,569		8,909,574		42,849,143
(Loss) income from operations	(1,004,234)	6,313,259		—		5,309,025		(8,909,574)		(3,600,549)

Other Income (Expenses)
Interest expense	—	(1,448,892)				(1,448,892)		(1,408,285	)(cc)	(2,857,177)
Interest income	201,253	—				201,253		(201,253	)(dd)	—
Other income (expense)	1,320,593	19				1,320,612		(1,320,593	)(dd)	19
Total other income (expenses)	1,521,846	(1,448,873)		—		72,973		(2,930,131)		(2,857,158)
(Loss) income before income taxes	517,612	4,864,386		—		5,381,998		(11,839,705)		(6,457,707)
Income tax benefit	—	—				—		(899,667	)(ee)	(899,667)
Net (loss) income	517,612	4,864,386		—		5,381,998		(10,940,038)		(5,558,040)
Net (loss) income attributable to noncontrolling interests	—	—				—		(2,634,218	)(ff)	(2,634,218)
Net (loss) income attributable to the Company	$517,612	$4,864,386		$—		$5,381,998		$(8,305,820)		$(2,923,822)
Weighted average shares outstanding, basic	7,968,634			13,500,000	(gg)	21,468,634				33,430,259 (gg)
Basic	$(0.12)					$0.25				$(0.09)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018
(UNAUDITED)

	For the year ended December 31, 2018				For the year ended December 31, 2018			For the year ended December 31, 2018
	Thunder Bridge (Historical)	Repay (Historical)	Pro Forma Adjustments for PIPE Financing		As Adjusted for PIPE Financing	Pro Forma Adjustments for Business Combination		Combined Pro Forma
Revenue
Processing and service fees	$—	$82,186,411			$82,186,411			$82,186,411
Interchange and network fees	—	47,826,529			47,826,529			47,826,529
Total revenue	—	130,012,940	—		130,012,940	—		130,012,940

Expenses
Interchange and network fees	—	47,826,529			47,826,529			47,826,529
Cost of services	—	27,159,763			27,159,763			27,159,763
Selling, general and administrative	1,151,231	29,097,302			30,248,533			30,248,533
Depreciation and amortization	—	10,421,000			10,421,000	34,438,473	(aa)	44,859,473
Change in fair value of contingent consideration	—	(1,103,012)			(1,103,012)	2,433,783	(bb)	1,330,771
Total operating expenses	1,151,231	113,401,582	—		114,552,813	36,872,256		151,425,069
(Loss) income from operations	(1,151,231)	16,611,358	—		15,460,127	(36,872,256)		(21,412,129)

Other Income (Expenses)
Interest expense	—	(6,072,837)			(6,072,837)	(4,403,950	)(cc)	(10,476,787)
Interest income	2,559,541	—			2,559,541	(2,559,541	)(dd)	—
Other income (expense)	115,118	(1,078)			114,040	(115,118	)(dd)	(1,078)
Total other income (expenses)	2,674,659	(6,073,915)	—		(3,399,256)	(7,078,609)		(10,477,865)
(Loss) income before income taxes	1,523,428	10,537,443	—		12,060,871	(43,950,865)		(31,889,994)
Income tax benefit	—	—			—	(4,534,577	)(ee)	(4,534,577)
Net (loss) income	1,523,428	10,537,443	—		12,060,871	(39,416,288)		(27,355,417)
Net (loss) income attributable to noncontrolling interests	—	—			—	(12,618,525	)(ff)	(12,618,525)
Net (loss) income attributable to the Company	$1,523,428	$10,537,443	$—		$12,060,871	$(26,797,763)		$(14,736,892)

Weighted average shares outstanding, basic	7,166,771		13,500,000	(gg)	20,666,771			33,430,259 (gg)
Basic	$(0.14)				$0.58			$(0.44)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Business Combination and basis of presentation

Description of the Business Combination

Thunder Bridge and Repay entered into the Merger Agreement effective as of January 21, 2019 and announced consummation of the transactions contemplated by the Merger Agreement on July 11, 2019. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the Closing, (a) Thunder Bridge effected the domestication to become a Delaware corporation and (b) Merger Sub merged with and into Repay, with Repay continuing as the surviving entity and becoming a subsidiary of the Company (with Thunder Bridge receiving membership interests in Repay as the surviving entity and becoming the managing member of the surviving entity). At the effective time of the Business Combination, Thunder Bridge changed its corporate name to “Repay Holdings Corporation” and all outstanding securities of Repay converted into the right to receive the Merger Consideration.

Repay provides integrated payment processing solutions to industry-oriented markets in which merchants have specific transaction processing needs. Its proprietary, integrated payment technology platform reduces the complexity of the electronic payments process for merchants, while enhancing their consumers’ overall experience.

Each member of Repay received in exchange for their limited liability interests (i) one share of Class V common stock of the Company and (ii) a pro rata share of (A) non-voting limited liability units of Repay as the surviving entity, referred to as Post-Merger Repay Units, (B) certain cash consideration, including a portion of which will be held in escrow and contingent upon not being used to satisfy certain obligations, and (C) the contingent right to receive certain additional Post-Merger Repay Units issued as an earn-out under the Merger Agreement after the Closing. Shares of Class A common stock of the Company will provide the holder with voting and economic rights with respect to the Company as a holder of common stock. Each share of Class V common stock of the Company entitles the holder to vote as a stockholder of the Company, with the number of votes equal to the number of Post-Merger Repay Units held by the holder but provides no economic rights to the holder. At any time after the six month anniversary of the Closing, pursuant to the terms of the Exchange Agreement, each holder of a Post-Merger Repay Unit will be entitled to exchange such unit for one share of Class A common stock of the Company.

Pursuant to the Merger Agreement, Merger Consideration is an amount equal to: (a) $580,650,000, minus (b) the Closing Adjustment Items and may be increased by the remaining of the following, which are deducted from the Merger Consideration and escrowed under the Merger Agreement: (x) $600,000 in Post-Merger Repay Units held in escrow until the completion of the purchase price adjustment under the Merger Agreement, (y) $2,000,000, the Repay Securityholder Representative Amount to be held by the Repay Securityholder Representative to pay its costs and expenses incurred as the Repay Securityholder Representative, and (z) $150,000, Cash Escrow, to be held in escrow to cover certain specified indemnity matters under the Merger Agreement.

The Merger Consideration is in a mix of cash and equity. The amount of Cash Consideration paid to Repay Equity Holders was equal to the following: (i) the total cash and cash equivalents of Thunder Bridge (including funds in its trust account after the redemption of its public stockholders and the proceeds of any debt or equity financing), minus (ii) the amount of Thunder Bridge’s unpaid expenses and obligations, plus (iii) the cash and cash equivalents of Repay as of immediately prior to the Effective Time (excluding restricted cash), minus (iv) the amount of unpaid transaction expenses of Repay as of the Closing, minus (v) the amount of the Indebtedness of the Target Companies as of the Closing, minus (vi) the amount of Employee Payments, minus (vii) an amount of cash reserves equal to $10,000,000, minus (viii) the Cash Escrow, minus (ix) the Repay Securityholder Representative Amount, minus (x) the Warrant Cash Payment, minus (xi) the Company Balance Sheet Allocation.

The remainder of the Merger Consideration after the payment of the Cash Consideration was paid in equity, referred to as the Unit Consideration. The Unit Consideration was paid, at the time of the closing, in the form of a number of Post-Merger Repay Units valued at $10.00 per share (less, for each Repay Equity Holder, a pro rata portion of the 60,000 Post-Merger Repay Units that represent the Escrow Units, to be set aside in escrow pursuant to the Merger Agreement for post-Closing adjustments in respect of the Closing Adjustment Items), along with each Repay Equity Holder receiving one share of Class V common stock of the Company, which Class V common stock entitles the holder thereof the right to vote as a stockholder of the Company, with the number of votes equal to the number of Post-Merger Repay Units (as adjusted to reflect the then current exchange ratio) held by the holder thereof. After the six month anniversary of the Closing, each holder of one Post-Merger Repay Unit will be permitted to exchange, under the Exchange Agreement, such unit for one share of Class A common stock of the Company (as adjusted to reflect the then current exchange ratio).

In connection with the Closing, Thunder Bridge paid off certain Indebtedness of the Target Companies as of the Closing, paid the transaction expenses of the Target Companies as of the Closing, paid the Cash Escrow to be held in the escrow account, paid the Repay Securityholder Representative Amount to the Repay Securityholder Representative, paid the Warrant Cash Payment to Continental Stock Transfer and Trust, as warrant agent, for it to distribute to the Public Warrant Holders, paid Repay the Company Balance Sheet Allocation, and paid the Cash Consideration to Continental Stock Transfer and Trust, as Paying Agent, for it to distribute to Repay Equity Holders.

See the section entitled “Shareholder Proposal 2:    The Business Combination Proposal” of the definitive Proxy Statement/Prospectus filed by Thunder Bridge on June 24, 2019 for further information on the Merger Consideration and other terms and conditions of the Business Combination. In addition, the unaudited pro forma condensed combined financial information reflects, unless otherwise stated in the notes thereto, the assumptions detailed in the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages” except that the Indebtedness of Repay is the outstanding debt as of March 31, 2019, as described in note 4(b).

Basis of Presentation

Repay constitutes a business, with inputs, processes, and outputs. Accordingly, the Business Combination constitutes the acquisition of a business for purposes of ASC 805, and due to the changes in control from the Business Combination is accounted for using the acquisition method.

Under the acquisition method, the acquisition date fair value of the gross consideration paid by Thunder Bridge to close the Business Combination was allocated to the assets acquired and the liabilities assumed based on their estimated fair values. Management has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Thunder Bridge believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. Thunder Bridge believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of Thunder Bridge and Repay.

2. Accounting Policies

Upon consummation of the Business Combination, the Company will perform a comprehensive review of Repay’s accounting policies. As a result of the review, management may identify differences between the accounting methodologies of Thunder Bridge and Repay, which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As such, the unaudited pro forma condensed combined financial information does not include any adjustments for accounting policy differences.

3. Estimated Preliminary Purchase Price Allocation

The preliminary consideration and allocation of the purchase price to the fair value of Repay’s assets acquired and liabilities assumed, as if the acquisition date was March 31, 2019 is presented below. Thunder Bridge has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of Thunder Bridge based on the information currently available and are subject to change once additional analyses are completed.

Calculation of consideration per the Merger Agreement
Cash Consideration	$260,811,062
Equity unit consideration	220,849,608
Total Merger Consideration	481,660,671
Tax Receivable Agreement obligations to Repay Equity Holders	65,600,629
Contingent consideration	12,300,000
Total consideration	$559,561,300

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$12,722,640
Accounts receivable	7,325,985
Prepaid expenses and other current assets	869,335
Property, plant and equipment, net	1,219,757
Restricted cash	6,778,420
Accounts payable and accrued expenses	(8,795,297)
Other liabilities	(16,864)
Accrued employee payments	(6,501,123)
Repay debt assumed	(93,092,055)
Identifiable intangible assets	301,000,000
Goodwill	338,050,501
Net assets acquired	$559,561,300

Intangible Assets.    Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The noncompetition agreements intangible assets represent the value of the existing noncompetition agreements for specific key personnel. The trade name intangible asset represents the Repay trade names, which was valued using the relief-from-royalty method. The developed technology intangible asset represents the software developed by Repay employees and contractors for the purpose of generating income for Repay, valued using the relief-from-royalty method. The merchant relationships intangible asset represents the existing customer relationships, valued using a discounted cash flow model using projected sales growth and customer attrition. The channel relationship intangible asset represents existing employees focused on business development and relationship management.

	Fair Value	Useful life
Identifiable intangible assets	(in millions)	(in years)
Non-competition agreements	$3.0	2
Trade names	20.0	Indefinite
Developed technology	65.0	3
Merchant relationships	210.0	10
Channel relationships	3.0	10
	$301.0

Goodwill.    Approximately $338.1 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of the strong market position and the assembled workforce of Repay.

In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the Combined Company determines that the value of goodwill has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.

4. Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Business Combination, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of the Thunder Bridge Shares outstanding, assuming the transaction occurred on January 1, 2018.

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents the issuance of 13.5 million shares of Class A common stock through the Private Placement at a par value of $0.0001 per share and a value of $10.00 per share.

(b)	Represents the release of cash and marketable securities held in Trust Account that became available following the Business Combination, not used to fund redemptions of Class A ordinary shares. The amount not used to fund redemptions is reclassified into shareholders’ equity. The table below shows the number of Class A ordinary shares that were (i) converted into Class A common stock (in the case of Class A ordinary shares not redeemed) and (ii) redeemed at a price of approximately $10.33 per share:

Class A ordinary shares not redeemed and converted into Class A common stock	18,780,259
Class A ordinary shares redeemed	7,019,741
Total Class A ordinary shares	25,800,000

(c)	Reflects the repayment of $94.5 million of Repay debt outstanding, as of March 31, 2019 and the issuance of $170.0 million of new debt issued at closing of Business Combination, in the form of a five-year senior secured term loan facility. The new term loan will bear interest at either an adjusted LIBOR plus an applicable margin ranging from 2.50% to 3.50% per annum or alternate base rate plus an applicable margin ranging from 1.50% to 2.50% per annum. The table below represents the net debt adjustment related to the financing transactions:

Proceeds from the new term loan:
Current maturities of long-term debt	$4,250,000
Long-term debt, net of current maturities	165,750,000
Deferred debt issuance costs on new term loan	(5,866,794)
Proceeds from new term loan	164,133,206

Repayment of outstanding Repay debt:
Current maturities of long-term debt	(4,900,000)
Long-term debt, net of current maturities	(84,692,055)
Unamortized deferred debt issuance costs	(1,432,945)
Line of credit	(3,500,000)
Proceeds to cash and cash equivalents from new term loan	$69,608,206

Pro forma adjustments:
Current maturities of long-term debt	$(650,000)
Long-term debt, net of current maturities	75,191,151
Line of credit	(3,500,000)
Retained Earnings	(1,432,945)

(d)	Reflects the payment of $260.8 million Cash Consideration, pursuant to the Merger Agreement, as further described under “Note 1 — Description of the Business Combination and basis of presentation — Description of the Business Combination.”

(e)	Reflects payment of transaction costs of $46.3 million and the related adjustment to retained earnings for $36.6 million, which is the total transaction costs incurred less the previously accrued deferred transaction costs of $9.7 million.

(f)	Reflects Warrant Cash Payment made to the Public Warrant Holders, pursuant to the Merger Agreement.

(g)	Reflects the acquisition method of accounting based on the estimated fair value of the assets and liabilities of Repay. The increase in value of these assets is reflected in equity, though additional paid in capital. Additional information regarding the estimated fair value of identifiable intangible assets acquired and the tax effect of the purchase accounting is discussed below:

Intangible assets, net – carrying value	$67,377,051
Intangible assets, net – fair value	301,000,000
Pro forma adjustment to intangible assets, net	$233,622,949

Goodwill – carrying value	$119,529,202
Goodwill – fair value	338,050,501
Pro forma adjustment to goodwill, net	$218,521,299

(h)	Represents liability with an estimated fair value of $65.6 million as a result of the Tax Receivable Agreement (TRA). The TRA provides for the payment by the Company to the exchanging holders of Post-Merger Repay Units of 100% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances a portion of which will be paid in turn to certain service providers on behalf of them in respect of certain transaction expenses) in periods after the closing of the Business Combination as a result of (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes related to historical basis adjustment of the assets of Repay and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of the Post-Merger Repay Units for Class A common stock of the Company pursuant to the Exchange Agreement; (iv) imputed interest deemed to be paid by the Company as a result of payments it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments the Company makes under the Tax Receivable Agreement.

The amount of expected future payments under the Tax Receivable Agreement are dependent upon a number of factors, including the Class A Common Stock price of the Company and existing tax basis of Repay’s assets at the time an exchange of the Post-Merger Repay Units for shares of Class A common stock is effectuated pursuant to the Exchange Agreement as well as the Company’s cash tax savings rate in the years in which the Company utilizes tax attributes subject to the Tax Receivable Agreement.

Such estimated pro forma liability is based on the relative proportion of the existing limited liability company interests of Repay that the Repay Equity Holders exchange for cash as opposed to the Post-Merger Repay Units in connection with the Business Combination and also assumes that the Company has sufficient taxable income to recognize the benefit of the potential tax benefit in each future year after the Business Combination. Thunder Bridge used forecasts provided by Repay and currently enacted tax rates in calculating the such pro forma liability related to the Tax Receivable Agreement. To the extent that changes in future tax law, earnings forecasts, or subsequent exchanges occur, actual liabilities related to the Tax Receivable Agreement liability may be different from the estimated liabilities reflected in this unaudited pro forma condensed combined statement of operations.

If all the Post-Merger Repay Units are ultimately exchanged, Thunder Bridge currently estimates that the Company would be required to pay an additional $60.7 million, which, combined with the initial $65.6 million, results in a total estimated payout of $126.3 million under the Tax Receivable Agreement. The initial $65.6 million is computed using actual cash consideration exchanged in the Business Combination. The remaining $60.7 million is computed based on a full exchange of the remaining Post-Merger Repay Units at $10.00 per share.

For more information on the Tax Receivable Agreement, see the section entitled “Proposal 2: The Business Combination Proposal—Related Agreements—Tax Receivable Agreement.”

(i)	Represents the deferred tax liability (“DTL”) and the valuation allowance for the deferred tax asset (“DTA”). The Company will fully recover its 743(b) adjustments; however, there is a ceiling rule limitation with regard to 704(c) allocations requiring the opening balance sheet to be grossed up to record both a DTA and a DTL in offsetting directions for this portion. As the ceiling rule causes taxable income allocations to be in excess of 704(b) book allocations, the DTL will unwind leaving just the DTA portion that can only be recovered through a sale of the partnership interest or similar transaction. The Company does not expect to recover inside basis; therefore, a valuation allowance is placed on the full amount of the DTA.

(j)	Represents the elimination of the historical Repay Equity Holders’ equity balance.

(k)	Reflects the conversion of all outstanding Class A ordinary shares and Class B ordinary shares to Class A common stock, pursuant to the Merger Agreement.

(l)	Reflects the cancellation of 2,335,000 Class B ordinary shares owned by the Sponsor at the closing of the Business Combination, pursuant to the Sponsor Letter Agreement. An additional 2,965,000 Class B ordinary shares owned by the Sponsor will be held in escrow and subject to potential forfeiture, but they are still deemed outstanding for purposes hereof.

(m)	Reflects approximately $221 million of Equity Consideration, pursuant to the Merger Agreement, based on current assumptions, as further described under “Note 1 – Description of the Business Combination.” Each Repay Equity Holder received in exchange for their limited liability company interests (i) one share of Class V common stock of the Company and (ii) a pro rata share of the non-voting limited liability company interests of Repay as the surviving entity, referred to as Post-Merger Repay Units. These equity interests represent noncontrolling interests of the Company.

(n)	Reflects the fair value of Earn-Out Units, the contingent consideration to be paid to the Repay Equity Holders, pursuant to the Merger Agreement. The Company will reflect this as noncontrolling interests on its balance sheet. The Repay Equity Holders have the contingent earn out right to receive, up to 7,500,000 Earn-Out Units based on the stock price of the Company during the 12 and 24 month anniversaries of the Closing as follows (in each case less any Earn-Out Units paid in satisfaction of certain transaction expenses):

1.	If prior to the twelve month anniversary of the Closing, the volume weighted average price of the Class A Common Stock is greater than or equal to $12.50 over any 20 trading days within any 30 trading day period, the Repay Equity Holders will be entitled to receive 50% of the Earn Out Units; and

2.	If prior to the twenty-four month anniversary of the Closing, the volume weighted average price of the Class A Common Stock is greater than or equal to $14.00 over any 20 trading days within any 30 trading day period, the Repay Equity Holders will be entitled to receive 100% of the Earn Out Units.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(aa)	Represents incremental amortization expense related to the new fair value of intangibles of the Company at the closing of the Business Combination.

For the three months ended March 31, 2019	Non-Competition Agreements	Developed Technology	Merchant Relationships	Channel Relationships
Fair value at the closing of the Business Combination	$3,000,000	$65,000,000	$210,000,000	$3,000,000
Useful life (years)	2	3	10	10
Amortization expense through March 31, 2019	375,000	5,416,667	5,250,000	75,000
Repay historical amortization expense	—	790,229	1,979,695	14,525
Pro forma adjustment	$375,000	$4,626,438	$3,270,305	$60,475

For the year ended December 31, 2018	Non-Competition Agreements	Developed Technology	Merchant Relationships	Channel Relationships
Fair value at the closing of the Business Combination	$3,000,000	$65,000,000	$210,000,000	$3,000,000
Useful life (years)	2	3	10	10
Amortization expense through December 31, 2018	1,500,000	21,666,667	21,000,000	300,000
Repay historical amortization expense	—	2,051,732	7,918,779	57,683
Pro forma adjustment	$1,500,000	$19,614,935	$13,081,221	$242,317

(bb)	Represents accretion of the estimated liability of the Tax Receivable Agreement liability, resulting from the Business Combination.

TRA Liability balance at January 1, 2019	$62,248,607
Termination Payment Discount Rate - LIBOR plus 1%	3.71%
TRA Liability Accretion for the three months ended March 31, 2019	$577,356

TRA Liability balance at January 1, 2018	$65,600,629
Termination Payment Discount Rate - LIBOR plus 1%	3.71%
TRA Liability Accretion for the year ended December 31, 2018	$2,433,783

(cc)	Represents estimated interest expense related to the new debt to be issued by the Company at the closing of the Business Combination as follows:

For the three months ended March 31, 2019
Outstanding debt	$165,750,000
Interest rate(1)	6.00%
Interest on debt	2,485,876
Amortization of deferred financing fees	244,450
Interest expense on the new term loan through March 31, 2019	2,730,326
Unused revolving facility	20,000,000
Commitment fee	0.50%
Commitment fees through March 31, 2019	25,000
Total interest expense through March 31, 2019	2,755,326
Repay historical interest expense	1,347,041
Pro forma adjustment	$1,408,285

For the year ended December 31, 2018
Outstanding debt	$170,000,000
Interest rate(1)	5.53%
Interest on debt	9,398,987
Amortization of deferred financing fees	977,799
Interest expense on the new term loan through December 31, 2018	10,376,786
Unused revolving facility	20,000,000
Commitment fee	0.50%
Commitment fees through December 31, 2018	100,000
Total interest expense through December 31, 2018	10,476,786
Repay historical interest expense	6,072,837
Pro forma adjustment	$4,403,950

(1)	The interest rate is calculated as the average 1-month LIBOR for the three months ended March 31, 2019 and the year ended December 31, 2018, plus a spread of 3.50%.

(dd)	Reflects the reversal of interest income and unrealized gain earned on marketable securities held in the Trust Account, which were redeemed and transferred to cash and cash equivalents upon the completion of the Business Combination.

(ee)	Represents adjustment to income tax expense as a result of the tax impact of the pro forma adjustments related to purchase accounting and pro forma adjustments based on an effective tax rate of 23.53% to compute the income tax expense related to the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018.

(ff)	The Company became the sole managing member of Repay upon completion of the Business Combination. The Company has all management rights with respect to Repay, even if the Company may only have a minority economic interest in Repay. As a result, the Company will consolidate the financial results of Repay and will record non-controlling interest on its consolidated balance sheets.

For each of the three months ended March 31, 2019 and the year ended December 31, 2018, the non-controlling interest will be approximately 37.8% (reflecting, for this purpose, an aggregate of 4,115,000 shares of Class A common stock held by the Sponsor, of which 2,965,000 shares will be held in escrow and subject to potential forfeiture). The percentage of the net loss attributable to the noncontrolling interest will vary due to the differing level of income taxes applicable to the controlling interest.

(gg)	Represents the net earnings per share calculated using the historical weighted average of the Thunder Bridge shares and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2018. Due to the net loss in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2019 and the year ended December 31, 2018, the outstanding warrants of the Company are anti-dilutive. Thus, the shares underlying such warrants are excluded from the earnings per share calculation. Shares of the Company’s Class V common stock do not participate in the earnings or losses of the Company and, therefore, are not participating securities. As such, separate presentation of basic and diluted earnings per share of Class V common stock under the two-class method has not been presented.

Combined Pro Forma Basic Weighted Average Shares for the three months ended March 31, 2019
Founder Shares converted to Class A common stock(1)	1,150,000
Class A ordinary shares not redeemed upon completion of the Business Combination converted to Class A common stock	18,780,259
Class A common stock issued in connection with the PIPE Financing	13,500,000
Pro forma weighted average shares (basic)	33,430,259

Combined Pro Forma Basic Weighted Average Shares for the year ended December 31, 2018
Founder Shares converted to Class A common stock(1)	1,150,000
Class A ordinary shares not redeemed upon completion of the Business Combination converted to Class A common stock	18,780,259
Class A common stock issued in connection with the PIPE Financing	13,500,000
Pro forma weighted average shares (basic)	33,430,259

(1)	Reflects the forfeiture of 2,335,000 Class B ordinary shares owned by the Sponsor at the closing of the Business Combination. An additional 2,965,000 Class B ordinary shares owned by the Sponsor (to be converted to Class A common stock upon completion of the Business Combination) are held in escrow and subject to potential forfeiture.